                               POWER OF ATTORNEY

Know all by these presents, that I hereby constitute and appoint each of
Gina K. Gunning and James R. Warren, or either of them acting alone and with full power of substitution, as my true and lawful attorney-in- fact and agent for me and in my name, place and stead, to:

1.    execute for me and on my behalf, in my capacity as an officer, director and/or 10% shareholder of GrafTech International Ltd. (the "Company"),
      Forms 3, 4 or 5 in accordance with Section 16(a) of the Securities
      Exchange Act of 1934, as amended, or any rule or regulation of the United
      States Securities and Exchange Commission (the "SEC");

2.    do and perform any and all acts for me and on my behalf which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, or other form or report, complete and execute any amendment or amendments thereto and timely file such form or report with the SEC and any stock exchange or similar authority;

3.    prepare, execute in my name and on my behalf, and submit to the SEC a
      Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain and/or regenerate codes and passwords enabling me to make electronic filings with the SEC of reports required by Section
      16(a) of the Securities Exchange Act of 1934, as amended, or any rule or regulation of the SEC; and

4.    take any other action of any type whatsoever in connection with the foregoing which, in the opinion of each such attorney-in-fact, may be of benefit to me, in my best interest or legally required by me, it being understood that the documents executed by such attorney-in-fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

I hereby grant to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of
Attorney and the rights and powers herein granted.  I acknowledge that each such attorney-in-fact, in serving in such capacity at my request, is not assuming, nor is the Company assuming, any of my responsibilities to comply with Section
16 of the Securities Exchange Act of 1934, as amended.

This Power of Attorney shall remain in full force and effect until I am no longer required to file Forms 3, 4 and 5 with respect to my holdings of and transactions in securities of the Company, unless earlier revoked by me in a signed writing delivered to each of the attorneys-in-fact named above and shall supersede and all other previous and prior powers of attorney granted by me in my capacity as an officer, director and/or 10% shareholder of the Company and relating to my responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934, as amended, if any, all of which are hereby deemed to be revoked.

IN WITNESS WHEREOF, I have signed this Power of Attorney on April 29, 2019.

/s/ Catherine L. Clegg
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Signature

Catherine L. Clegg
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Printed Name